As filed with the Securities and Exchange Commission on February 25, 2011

Registration No. 333-65657	Registration No. 333-31610
Registration No. 333-40432	Registration No. 333-113660
Registration No. 333-117117	Registration No. 333-119397
Registration No. 333-151647	Registration No. 333-161811

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-65657
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-31610
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-40432
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-113660
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117117
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-119397
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151647
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161811
UNDER THE SECURITIES ACT OF 1933

ALLEGHENY ENERGY, INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive
Greensburg, PA 15601
(Address of Principal Executive Offices) (Zip Code)

Allegheny Energy, Inc. 1998 Long-Term Incentive Plan
Allegheny Energy, Inc. 1999 Annual Incentive Plan
Allegheny Energy, Inc. Employee Stock Ownership and Savings Plan
Allegheny Energy, Inc. Stock Unit Plan
Allegheny Energy, Inc. 2008 Long-Term Incentive Plan
(Full titles of plans)

Rhonda S. Ferguson
Vice President and Corporate Secretary
FirstEnergy Corp.
76 South Main Street
Akron, Ohio
(330) 384-5620

(Name and address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of large accelerated filer,” accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment to the Allegheny Energy, Inc. (“Allegheny Energy”) Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment under the (i) Allegheny Energy, Inc. 1998 Long-Term Incentive Plan, (ii) Allegheny Energy, Inc. 1999 Annual Incentive Plan, (iii) Allegheny Energy, Inc. Employee Stock Ownership and Savings Plan, (iv) Allegheny Energy, Inc. Stock Unit Plan and (v) Allegheny Energy, Inc. 2008 Long-Term Incentive Plan, as the case may be, and for which the Prior Registration Statements had remained in effect.
     1. Registration Statement No. 333-65657 filed October 14, 1998;
     2. Registration Statement No. 333-31610 filed March 3, 2000;
     3. Registration Statement No. 333-40432 filed June 29, 2000;
     4. Registration Statement No. 333-113660 filed March 16, 2004;
     5. Registration Statement No. 333-117117 filed July 2, 2004;
     6. Registration Statement No. 333-119397 filed September 30, 2004, as amended on October 14, 2004;
     7. Registration Statement No. 333-151647 filed June 13, 2008; and
     8. Registration Statement No. 333-161811 filed September 9, 2009.
     On February 25, 2011, pursuant to the terms of the Agreement and Plan of Merger dated as of February 10, 2010, as amended, by and among FirstEnergy Corp. (“FirstEnergy”), Element Merger Sub, Inc., a wholly-owned subsidiary of FirstEnergy (“Merger Sub”), and Allegheny Energy, Merger Sub merged with and into Allegheny Energy, with Allegheny Energy surviving as a wholly-owned subsidiary of FirstEnergy (the “Merger”).
     As a result of the Merger, Allegheny Energy has terminated all offerings of its securities pursuant to its existing registration statements, including the Prior Registration Statements. In accordance with the undertakings made by Allegheny Energy in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements which remain unsold at the termination of such offerings, Allegheny Energy hereby removes from registration any securities registered under the Prior Registration Statements which remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, Commonwealth of Pennsylvania, on February 25, 2011.

ALLEGHENY ENERGY, INC.
By:	/s/ Gary R. Leidich
	Name:	Gary R. Leidich
	Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Prior Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary R. Leidich	Director and President (Principal Executive Officer)	February 25, 2011
Gary R. Leidich

/s/ Mark T. Clark	Director, Executive Vice President and Chief Financial Officer	February 25, 2011
Mark T. Clark	(Principal Financial Officer)

/s/ Harvey L. Wagner	Vice President and Controller (Principal Accounting Officer)	February 25, 2011
Harvey L. Wagner

/s/ Anthony J. Alexander	Director	February 25, 2011
Anthony J. Alexander